Exhibit 99.1

Apache Corporation

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056

March 22, 2019

BY CERTIFIED OR REGISTERED MAIL

To:	All Investing Partners of Apache Offshore Investment Partnership

The Limited Partner of Apache Offshore Petroleum Limited Partnership

Notice of Withdrawal

Apache Corporation, a Delaware corporation (“Apache”), the managing general partner of Apache Offshore Investment Partnership, a Delaware general partnership (the “Investment Partnership”), and the general partner of Apache Offshore Petroleum Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), does hereby give notice as of the date of this letter (which document is referred to as the “Notice”) of (i) its intention to withdraw as managing general partner of the Investment Partnership and (ii) its intention to withdraw as general partner of the Operating Partnership.

This notice is given pursuant to Section 7.1 of the Partnership Agreement of the Investment Partnership dated October 31, 1983, as amended by Amendment No. 1 dated February 11, 1994 (as amended, the “Investment Partnership Agreement”) and Section 7.1 of the Limited Partnership Agreement of the Operating Partnership dated October 31, 1983 (the “Operating Partnership Agreement”).

This notice is being given to the “Investing Partners” of the Investment Partnership as such term is defined in the Investment Partnership Agreement. The Investing Partners consist of 921 persons who hold the 1,021.5 outstanding units of partnership interests (the “Units”) in the Investment Partnership. This notice is also being given to the “Limited Partner” of the Operating Partnership as such term is defined in the Operating Partnership Agreement. The sole Limited Partner of the Operating Partnership is the Investment Partnership, but pursuant to Section 6.3 of the Operating Partnership Agreement and Section 6.6 of the Investment Partnership Agreement, when notice to or voting by the Limited Partner of the Operating Partnership is required, the Investing Partners shall have the right to receive notice or exercise such powers on behalf of the Limited Partner (referred to as the “pass-through voting rights of the Investing Partners”).

This notice is being given ninety (90) days in advance of the date on which the Investment Partnership will be dissolved pursuant to Section 10.1(b) of the Investment Partnership Agreement, unless the Investing Partners, within thirty (30) days thereafter and in accordance with Section 6.5(a) of the Investment Partnership Agreement, elect to continue the business of the Investment Partnership and select a substituted “Managing Partner” (as such term is defined in the Investment Partnership Agreement) to replace Apache in that role.

Likewise, this notice is being given ninety (90) days in advance of the date on which the Operating Partnership will be dissolved pursuant to Section 10.1(b) of the Operating Partnership Agreement, unless the Limited Partner (acting through the pass-through voting rights of the Investing Partners), within thirty (30) days thereafter and in accordance with Section 6.3(a) of the Operating Partnership Agreement, elects to continue the business of the Operating Partnership and selects a substituted “General Partner” (as such term is defined in the Operating Partnership Agreement) to replace Apache in that role.

Effective Dates of Withdrawal

The date on which the advance notice of the withdrawal from both partnerships by Apache is effective is June 20, 2019. The date by which the election to continue both partnerships and selection of a substitute Managing Partner and General Partner should be completed is July 20, 2019.

How to Call for a Meeting or Written Solicitation

If any Investing Partner wishes to have the Investing Partners vote on proposals to continue the business of the Investment Partnership and the Operating Partnership and to select a substitute Managing Partner and General Partner to replace Apache, then pursuant to Section 9.2 of the Investment Partnership Agreement, Investing Partners holding not less than ten percent (10%) of the then outstanding Units (excluding units held by Apache), which number is 96.85 units, should deliver to the Managing Partner a written call for a special meeting or request for a solicitation of a written action from such Investing Partners, acting both directly with respect to the Investment Partnership and indirectly through the pass-through voting rights of the Investing Partners with respect to the Operating Partnership.

The call for a meeting should contain the names and contact information for the persons that the Investing Partners wish to nominate as substitute Managing Partner and General Partner. Those persons should also consent in writing that they are willing to serve in such capacities and understand the rights, powers and liabilities of such roles.

In particular, any nominee for substitute Managing Partner should acknowledge Section 6.4 of the Investment Partnership Agreement, which requires the Managing Partner to indemnify each of the Investing Partners:

6.4 Indemnification and Liability. The Managing Partner shall indemnify and hold the Investing Partners, and each of them, harmless with respect to any liability or expense incurred by them as a result of their investments in the Partnership that is in excess of their respective agreed contributions to the capital of the Partnership; provided, however, that no Investing Partner shall be entitled to such indemnification with respect to any liability that is the result of a wrongful act on the part of such Investing Partner or the violation by such Investing Partner of the terms and provisions of this Agreement….

Any proposed substitute Managing Partner should also be willing to take on the responsibilities and obligations of the Investment Partnership with respect to operations, accounting, and numerous certification and filing obligations with the Securities and Exchange Commission (the “SEC”).

Within fifteen (15) days from receipt by the Managing Partner of a written call for a special meeting or request for solicitation of a written action from such Investing Partners, the Managing Partner shall mail a notice of the meeting to be held or, in the case of a written action, shall submit such written action and a statement as to its purpose, to each Investing Partner. The Managing Partner shall seek to obtain the execution by the Investing Partners of any such written action, or shall hold such special meeting at a reasonable time and place, not less than thirty (30) nor more than sixty (60) days after the transmittal of such notice or written action. Investing Partners may vote either in person or by proxy at any special meeting.

The materials proposed to be mailed to the Investing Partners may also be selected for review and comment on by the SEC, which could cause further delays.

IT IS LIKELY THAT THE 30-DAY PERIOD PROVIDED FOR IN THE PARTNERSHIP AGREEMENTS WILL NOT BE SUFFICIENT FOR HOLDING THE REQUIRED ELECTION, PARTICULARLY IF THERE IS REVIEW BY THE SEC. ANY INVESTING PARTNER CONSIDERING CALLING SUCH AN ELECTION IS ADVISED TO BEGIN THAT PROCESS WELL BEFORE THE COMMENCEMENT OF SUCH 30-DAY PERIOD.

Pursuant to Section 6.5(a) of the Investment Partnership Agreement, the vote of Investing Partners (voting both directly and pursuant to their pass-through voting rights) holding a majority of the then outstanding Units, excluding any Units held by Apache, is required to continue the business of both of the partnerships and to select a substituted Managing Partner and General Partner. As a result of the exclusion of Units held by Apache, more than 484.25 Units must vote in favor of such proposals. Any Units that fail to vote, whether at a special meeting or pursuant to a request for solicitation of a written action, will have the same effect as a vote against continuing the business.

Dissolution, Winding Up and Liquidation of the Investment Partnership and Operating Partnership

If a special meeting or written solicitation is not held to vote on continuing the business of the partnerships and select a substituted Managing Partner and General Partner, or if the Investing Partners do not approve all of the necessary proposals, then an event of dissolution will occur for both of the partnerships. As a result and pursuant to Section 10.2 of both partnership agreements, dissolutions of both partnerships shall result from this event, Apache shall wind up the affairs of both of the partnerships, and both the Investment Partnership and Operating Partnership shall be liquidated.

Pursuant to Section 10.3 of both partnership agreements and the Delaware law, upon liquidation, Apache shall liquidate the assets of the partnerships and apply and distribute the proceeds in the following order of priority:

(a) making of reasonable provision for the satisfaction of liabilities and claims or that will not otherwise be distributed in kind to the partners;

(b) satisfaction or making of reasonable provision for satisfaction of liabilities and claims;

(c) payment to creditors, other than partners, in order of priority provided by law;

(d) pro rata to partners in repayment of any loans made by them; and

(e) pro rata payment to partners in the amounts of their respective capital accounts.

Plan of Dissolution

Following the expiration of the 90-day notice period and 30-day potential election period, Apache intends to adopt a plan of dissolution and liquidation for each of the Investment Partnership and the Operating Partnership in substantially the form attached as Appendix A to this Notice. Because the Investing Partners own Units in the Investment Partnership and will receive their liquidating distributions, if any, pursuant to the plan of dissolution and liquidation of the Investment Partnership, that plan is referred to as the “Plan of Dissolution” and described in this Notice.

Following the adoption of the Plan of Dissolution, Apache intends to file a Statement of Dissolution for the Investment Partnership with the Delaware Secretary of State. Pursuant to Delaware law, the Investment Partnership shall continue after its dissolution only for the purpose of winding up its business or affairs.

Apache also intends to file an amendment to the Certificate of Limited Partnership of the Operating Partnership with the Delaware Secretary of State in order to reflect its withdrawal as the General Partner and the fact that it is winding up the Operating Partnership’s affairs. After the winding up is completed, Apache will file a Certificate of Cancellation of the Operating Partnership with the Delaware Secretary of State.

State Law on Dissolution

The Delaware Revised Uniform Partnership Act (“RUPA”) and the Investment Partnership Agreement provide that the Investment Partnership dissolves upon the withdrawal of the Managing Partner, and the Delaware Revised Uniform Limited Partnership Act (“RULPA”) and the Operating Partnership Agreement provide similarly for the Operating Partnership. Section 15-802 and 803 of the RUPA provides that after a partnership is dissolved, its existence continues only for the purpose of winding up its business and affairs, enabling it to prosecute and defend suits, gradually settle and close its business, dispose of and convey its property, discharge or make reasonable provision for its liabilities, distribute to the partners any remaining assets, and perform other acts which are necessary or convenient to the winding up of its business and affairs. The process of winding up includes:

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The collection and disposal of assets that will be applied toward the satisfaction or the making of reasonable provision for the satisfaction of liabilities and claims or that will not otherwise be distributed in kind to the partners.

•	The satisfaction or making of reasonable provision for satisfaction of liabilities and claims.

•	Subject to statutory limitations, the distribution of any remaining assets to the partners.

•	The taking of all other actions necessary to wind up and liquidate the partnership’s business and affairs.

Principal Provisions of the Plan of Dissolution

This section of the Notice describes material aspects of the proposed Plan of Dissolution. While Apache believes that the description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire Notice, including the Plan of Dissolution attached as Appendix A, for a more complete understanding of the dissolution and liquidation.

Approval of the Plan of Dissolution and Authority of the Liquidation Manager

Apache as the Managing Partner of the Investment Partnership will adopt the Plan of Dissolution in accordance with the Investment Partnership Agreement following the Managing Partner having given 90 days’ notice of its withdrawal and the Investing Partners having failed to elect to continue the business of the Partnership and select a substituted Managing Partner within 30 days thereafter. Such failure by the Investing Partners to continue the Partnership serves as approval of dissolution of the Partnership and approval of adoption of the Plan of Dissolution.

The Managing Partner shall serve as the liquidation manager, unless other persons are designated by a decree of court. The Managing Partner shall wind up the affairs of the Investment Partnership, liquidate its assets and apply and distribute the proceeds of such liquidation.

Dissolution and Liquidation

The steps set forth below will be completed at such times as the Managing Partner, in its discretion and in accordance with the RUPA and the Investment Partnership Agreement, deems necessary, appropriate or advisable in the Investment Partnership’s best interests and the best interests of the Investing Partners:

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Cease all of the Investment Partnership’s business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute the its assets in accordance with the Plan of Dissolution.

•	Sell, convey, transfer and deliver or otherwise dispose of any and all of the Investment Partnership’s assets in one or more transactions, without further approval of the Investing Partners.

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File a statement of dissolution with the Delaware Secretary of State pursuant to RUPA 15-805(a) and issue a press release disclosing the withdrawal of the Managing Partner and the commencement of the liquidation and winding up of the Investment Partnership.

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Discharge or make reasonable provision for the Investment Partnership’s liabilities, including by transferring such liabilities (and any associated insurance benefits) to a third party in exchange for indemnification against such liabilities or other valuable consideration.

•	Prosecute and defend suits of any nature or kind.

•	The Managing Partner shall, in its sole discretion, determine how to initiate and close a sale of all of the Investment Partnership’s assets, in one or more transactions.

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Liquidate the assets of the Investment Partnership, pay or make reasonable provision for the Investment Partnership’s liabilities, and distribute the proceeds of such liquidation in accordance with the distribution provisions of the Investment Partnership Agreement.

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The Managing Partner shall file a Form 15 with the SEC to terminate registration of the partnership units and to terminate the Investment Partnership’s reporting obligations under the Securities and Exchange Act of 1934, as amended.

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The Investment Partnership shall cease making periodic reports on Form 10-Q and annual reports on Form 10-K and cease preparing audited financial statements of the Investment Partnership; provided, however, that it will continue to file current reports on Form 8-K.

•	The taking of any and all other actions permitted or required by the RUPA, the Investment Partnership Agreement and any other applicable laws and regulations.

Cancellation of Partnership Units

From and after the Effective Date, each of the units of partnership interest held by the Investing Partners shall automatically be cancelled and each holder thereof shall cease to have any rights in respect thereof, except that each Investing Partner shall have the right to receive liquidating distributions pursuant to and in accordance with the Plan of Dissolution and the Investment Partnership Agreement.

Professional Fees and Expenses

The Investment Partnership shall pay the reasonable expenses of the dissolution, including filing fees and other costs required in connection with implementation of the Plan of Dissolution, any brokerage, agency and other fees and expenses of persons rendering services to the Investment Partnership in connection with the collection, sale, exchange or other disposition of its assets, continuation of employees and/or consultants engaged in the dissolution process, accountants’ and attorneys’ fees and expenses, and other reasonable fees and expenses incurred in connection with the dissolution.

Indemnification

The Investment Partnership shall continue to indemnify the Managing Partner in accordance with the Investment Partnership Agreement and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of the Plan of Dissolution and the winding up of the affairs of the Investment Partnership. The Managing Partner is authorized to obtain and maintain such reserves and insurance as may be necessary to cover the Investment Partnership’s indemnification obligations.

Liquidating Distributions

Any of the Investment Partnership’s assets remaining after the payment or the provision for payment of claims against and obligations and liabilities of the Investment Partnership shall be distributed pro rata to the Investing Partners.    Such liquidating distribution may occur all at once or in a series of distributions and shall be in cash, in such amounts, and at such time or times, as the Managing Partner, in its absolute discretion, may determine.

If any liquidating distribution to an Investing Partner cannot be made, whether because the Investing Partner cannot be located or for any other reason, the distribution to which such Investing Partner is entitled shall be transferred, at such time as the final liquidating distribution is made by the Investment Partnership, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Investing Partner as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Investment Partnership.

Modification, Amendment or Termination of Plan of Dissolution

The Managing Partner may modify, amend or terminate the Plan of Dissolution and the transactions contemplated thereby for any reason and without further action by the Investing Partners to the extent permitted by the RUPA.

Estimated Liquidating Distributions

MANY OF THE FACTORS INFLUENCING THE AMOUNT OF CASH DISTRIBUTED TO INVESTING PARTNERS AS A LIQUIDATING DISTRIBUTION CANNOT CURRENTLY BE QUANTIFIED WITH CERTAINTY AND ARE SUBJECT TO CHANGE. ACCORDINGLY, YOU WILL NOT KNOW THE EXACT AMOUNT OF ANY LIQUIDATING DISTRIBUTIONS YOU MAY RECEIVE AS A RESULT OF THE PLAN OF DISSOLUTION.

The Managing Partner has been actively seeking potential buyers for the Investment Partnership’s non-cash assets for some time but has not been able to conclude the sale of the remaining assets to date. In view of our inability to sell the remaining assets despite efforts to do so, Apache cannot assure you that any value will be realized from the sale of the remaining assets.    Apache intends to sell the Investment Partnership’s remaining non-cash assets for the best price available as soon as reasonably practicable. The amount of any contingency reserve established by the Managing Partner will be deducted before determining amounts available for distribution to Investing Partners. However, uncertainties as to the precise net value of the Investment Partnership’s assets, the ultimate amount of its liabilities, the amount of operating costs during the liquidation and winding-up process and the related timing to complete such transactions (including whether the final liquidation date has to be extended) make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to the Investing Partners or the timing of any such distribution.

Pursuant to the Plan of Dissolution, Apache intends to liquidate all of the Investment Partnership’s remaining non-cash assets and, after paying or making reasonable provision for the payment of claims against and obligations of the Investment Partnership as required by law, distribute any remaining cash to Investing Partners. While Apache cannot predict the actual amount of the Investment Partnership’s liabilities, other obligations and expenses and claims against it, it is believed that available cash and any amounts received from the sale of the remaining non-cash assets will be adequate to provide for the satisfaction of its liabilities, other obligations and expenses and claims against it and that one or more cash distributions will be made to Investing Partners.

Apache is not able to predict with certainty the precise nature, amount or timing of any distributions. Neither the Managing Partner nor the Plan of Dissolution has established a firm timetable for any interim or final distributions. Subject to contingencies inherent in winding up the Investment Partnership’s business, the Managing Partner intends to authorize any distributions as promptly as reasonably practicable in the Investment Partnership’s best interests. The Managing Partner, in its discretion, will determine the nature, amount and timing of all distributions, if any.

Reasons for the Withdrawal and Dissolution

Apache has determined to withdraw and cause a dissolution of the partnerships, assuming they are not continued with a substitute Managing Partner and General Partner, after considering a number of potentially supportive factors.

As part of Apache’s evaluation process and in connection with and leading up to its decision to withdraw as the Managing Partner and General Partner, it considered the risks and timing of each alternative available to it, as well as management’s financial projections, and consulted with management and its legal and financial advisors. In arriving at its determination that the withdrawal and anticipated dissolution is advisable and in both partnerships’ best interests and is the preferred strategic option for the partnerships, Apache carefully considered the terms of the Plan of Dissolution and the dissolution process under Delaware law, as well as other available strategic alternatives. Apache considered such terms and alternatives, as well as the following factors:

•	the Investing Partners have the ability to vote to cause the partnerships to be continued and to elect a substitute Managing Partner and General Partner;

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Apache has previously conducted efforts to identify strategic alternatives involving the Investment Partnership as a whole, including a merger, asset sale, strategic partnership or other business combination transaction, and has not been able to execute on such alternatives;

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because of low oil and gas prices, pipeline interruptions to production, and the need to reserve cash for future asset retirement obligations, including plugging and abandonment liabilities, no distributions were made to Investing Partners during 2018, 2017 or 2016;

•	the last year that the Investment Partnership made a distribution was 2008;

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the Investment Partnership frequently incurs net losses, including in two of the last three fiscal years, with a net loss over those three years of $3,121,962, and it expects losses to continue from time to time;

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the Units are not traded on any security market because, pursuant to the Investment Partnership Agreement, the Investing Partner interests cannot be assigned, pledged, mortgaged, sold or otherwise disposed of, except to a family member or by will, and subject to other requirements, making the Units essentially illiquid;

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the key source of liquidity for the Investing Partners has been a “right of presentment” under which they have a limited and voluntary right to offer their Units to the Investment Partnership twice each year to be purchased for cash. The Investment Partnership did not offer to purchase any Units from Investing Partners in 2018, 2017, or 2016 as a result of the limited amount of cash available for discretionary purposes, and has not made a repurchase since 2008;

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since inception, the Investment Partnership acquired an interest in 49 prospects, but as of December 31, 2018, all but one of those prospects have been surrendered or sold, and only has 18 productive wells on the remaining developed field, South Timbalier 295, offshore Louisiana;

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the Investment Partnership is a very minor participant in the oil and gas industry and faces strong competition in all aspects of its business and has for many years been unable to engage in acquisition or exploration activities;

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the Investment Partnership is an SEC-reporting entity, complete with the substantial accounting, legal, SEC-filing and other expenses typical for a public company but without significant assets or sources of revenue;

•	the anticipated timing of liquidating distributions of cash to Investing Partners, if possible, in a dissolution compared to other remaining potential strategic alternatives; and

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the terms and conditions of the Plan of Dissolution, including the provisions that permit Apache to abandon the plan prior to the effective time of the dissolution if it determines that, in light of new proposals presented or changes in circumstances, the dissolution is no longer advisable.

Apache also considered the following risks in arriving at its conclusion that dissolving and liquidating is in the Partnerships’ best interests:

•	the uncertainty of the timing, nature and amount of any liquidating distributions to the Investing Partners;

•	the possibility that liquidation would not yield any distributions to Investing Partners;

•	the risks associated with the sale of remaining non-cash assets as part of the Plan of Dissolution; and

•	the possibility that Apache may have financial interests in the dissolution that may be different from, or in addition to, the interests of the Investing Partners generally.

Apache also considered the other factors described in the section entitled “Risk Factors to Consider” in this Notice and in the section entitled “Risk Factors” in the Investment Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019, in deciding to adopt the Plan of Dissolution.

In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, Apache did not find it practical, and did not quantify or otherwise attempt, to assign relative weight to the specific factors considered in reaching its conclusions. In addition, Apache did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above.

SEC Reporting Requirements

Once the Plan of Dissolution is adopted, the Investment Partnership intends to file a Form 15 with the SEC, which is intended to relieve it from reporting requirements under the Exchange Act by withdrawing the Investment Partnership’s units from registration, which will substantially reduce publicly-available information about the Investment Partnership. However, the SEC may object to the Investment Partnership’s withdrawal from registration, in which case the Investment Partnership would be required to continue to bear the expense of complying with all applicable reporting requirements under the Exchange Act. The costs of compliance with such reporting requirements would reduce the amount which otherwise could be distributed to Investing Partners.

Right of Presentment

In February 1994, an amendment to the Investment Partnership Agreement created a right of presentment under which all Investing Partners have a limited and voluntary right to offer their Units to the Investment Partnership twice each year to be purchased for cash; however, the Managing Partner has to affirmatively elect to make purchases, it can decline to do so, and no more than 10 percent of the outstanding Units may be repurchased in any year. The Investment Partnership did not offer to purchase any Units from Investing Partners in 2018, 2017, or 2016 as a result of the limited amount of cash available for discretionary purposes. The Investment Partnership has not made a repurchase since 2008.

The right of presentment offers made twice annually are based on a discounted Unit value formula set forth in the Investment Partnership Agreement. THE DISCOUNTED UNIT

VALUE FOR PRESENTMENT PURPOSES DOES NOT PURPORT TO BE, AND MAY BE SUBSTANTIALLY DIFFERENT FROM, THE FAIR MARKET VALUE OF A UNIT, OR OF ANY LIQUIDATING DISTRIBUTIONS THAT MAY BE AVAILABLE TO THE INVESTING PARTNERS AS A RESULT OF A DISSOLUTION.

No Appraisal Rights

Under Delaware law, Investing Partners are not entitled to assert appraisal rights with respect to the dissolution and liquidation.

Certain Material U.S. Federal Income Tax Consequences

The following is a general summary of certain material U.S. federal income tax consequences of the Plan of Dissolution that will generally be applicable to Investing Partners who are individual citizens or residents of the United States if the Plan of Dissolution is effected. This discussion is for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular Investing Partner. The discussion does not address all of the U.S. federal income tax considerations that may be relevant to particular Investing Partners in light of their particular circumstances, or to Investing Partners that are subject to special treatment under U.S. federal income tax laws, including, without limitation, financial institutions, persons that are partnerships or other pass-through entities, non-U.S. individuals and entities, or persons who acquired their Units through compensatory arrangements. Furthermore, this discussion does not address any United States federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could alter or modify the statements and conclusions set forth below. No ruling from the Internal Revenue Service (“IRS”) and no opinion of counsel will be requested or obtained concerning the U.S. federal income tax consequences of the Plan of Dissolution. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

EACH INVESTING PARTNER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SUCH INVESTING PARTNER AS A RESULT OF THE PLAN OF DISSOLUTION, AND ANY FEDERAL NON-INCOME, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES RELEVANT TO SUCH INVESTING PARTNER AS A RESULT OF THE DISSOLUTION.

Tax Consequences Resulting From Sales of Assets

The Investment Partnership will recognize a gain or loss as a result of any asset sale in connection with the Plan of Dissolution equal to the difference between the amount realized and the tax basis in the Investment Partnership’s assets. The amount realized by the Investment Partnership generally will equal the sum of the cash and the fair market value of other property it receives plus the amount of liabilities assumed by the buyer (or to which the asset is subject when acquired by the buyer).

No federal income tax will be paid by the Investment Partnership. Instead, each Investing Partner will be required to include in income its allocable share of the Investment Partnership’s income, gain, loss and deduction for the taxable year of the Investment Partnership ending with or within the taxable year of the Investing Partner whether or not the Investment Partnership makes cash distributions to the Investing Partners. All or a portion of any gain recognized by an Investing Partner as a result of an asset sale, determined by reference to the amount of depreciation, depletion and certain other deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain.

Tax Consequences of Investment Partnership Distributions

Distributions from the Investment Partnership to an Investing Partner generally will not be taxable to the Investing Partner to the extent of such holder’s income tax basis in the Units, as determined immediately before the distribution. Cash distributions in excess of such basis generally will result in taxable gain from the sale or exchange of Units equal to the amount of such excess. An Investing Partner who has taken cost recovery or depreciation deductions with respect to property owned by the Investment Partnership will likely be required to recapture some or all of those deductions as ordinary income.

A loss is not permitted to be recognized by an Investing Partner with respect to a distribution or distributions to the Investing Partner unless the liquidating distribution or distributions consist of only money, including marketable securities, unrealized receivables and/or substantially appreciated inventory, and all liquidating distributions have been received by the Investing Partner resulting in the complete liquidation of the holder’s Units for income tax purposes. Where a holder’s Units are to be liquidated by a series of distributions, the Units will not be considered liquidated for income tax purposes and no loss will be allowed until the final distribution has been received. If a loss is permitted upon the complete liquidation of Units as described in this paragraph, the loss recognized will equal the excess of the adjusted basis of the Investing Partner’s Units over the sum of the money distributed to the Investing Partner, if any.

If the Investment Partnership liquidates without making a distribution to the Investing Partners, each Investing Partner may be allocated a capital loss (which likely could only be used against current or future capital gains) only upon the final liquidation and dissolution of the Investment Partnership. To the extent the sale of an asset of the Investment Partnership is made subject to an Investment Partnership liability, or in connection with the assumption of a liability of the Investment Partnership by the buyer, each Investing Partner will be deemed for tax purposes to receive a distribution from the Investment Partnership equal to the Investing Partner’s share of such liability for tax purposes. The deemed distribution may result in taxable gain to the Investing Partner to the extent the deemed distribution exceeds the Investing Partner’s tax basis in Units. Thus, an Investing Partner may be required to recognize income as the result of a deemed distribution even though no cash is actually distributed. Special tax rules apply in determining the timing of a deemed distribution resulting from a reduction in an Investing Partner’s share of Investment Partnership liabilities, if any.

Distributions May Be Less Than Taxes

Distributions, if any, to the Investing Partners after Investment Partnership expenses and repayment of the Investment Partnership’s debts may be less than the gain recognized by an Investing Partner (or the resulting tax liability) in connection with the dissolution and liquidation of the Investment Partnership pursuant to the Plan of Dissolution. Accordingly, an Investing Partner may be required to use funds from sources other than Investment Partnership distributions to pay such holder’s tax liabilities resulting from the dissolution and liquidation of the Investment Partnership pursuant to the Plan of Dissolution.

Consultation with Tax Advisor Recommended

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of the Investing Partner. Apache recommends that each Investing Partner consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of the Plan of Dissolution as well as the state, local and foreign tax consequences.

Risk Factors to Consider

You should carefully review the risk factors described below as well as the other information provided to you in this Notice in deciding how to act with respect to this Notice:

There can be no guarantees that any asset sales will be completed and, if not completed, the Investment Partnership may have to file for bankruptcy and liquidation.

The consummation of one of more asset sales will be subject to the satisfaction or waiver of various conditions. Apache cannot guarantee that the closing conditions set forth in any asset purchase agreement will be satisfied. If an orderly liquidation and winding up is not completed, the Managing Partner, in discharging its fiduciary obligations to the Investing Partners, will evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to the Investing Partners as the orderly liquidation and winding up and may include a bankruptcy and liquidation of the Investment Partnership.

Apache cannot assure that any liquidating distribution will be made to the Investing Partners or, if made, the exact amount or timing of distributions.

The liquidation, dissolution and winding up process will be subject to uncertainties. It is possible that there will be no liquidating distribution made to the Investing Partners. The amount and timing of any liquidating distribution will depend on the following factors, among others:

•	whether any potential claimants against the Investment Partnership currently unknown to it could present claims relating to its pre-dissolution operations that it may ultimately have to satisfy;

•	the payment of expenses to be incurred for the operation of the business through the winding up;

•	the payment of expenses incurred in connection with any asset sales, transaction expenses and the Investment Partnership’s future dismantlement and abandonment obligations;

•	the costs the Investment Partnership may have to incur to defend claims, including possible claims against it relating to the dissolution and possible tax audits;

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the amounts that the Investment Partnership will need to pay for general administrative and overhead costs and expenses as an operating company before the dissolution and the amounts that it will need to pay in connection with the post-dissolution survival period;

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the costs attendant on the Investment Partnership as a publicly held reporting company under SEC regulations, including legal and auditing fees, especially if it does not deregister the Units or is otherwise unable to obtain relief from requirements to continue preparing and filing annual, quarterly and current reports;

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how much of the Investment Partnership’s funds it will be required to reserve to provide for contingent liabilities, and how long it may take to finally determine whether and how much of those liabilities may have to be paid.

The Investment Partnership will continue to incur expenses that will reduce any amounts available for distribution to the Investing Partners.

Claims, liabilities and expenses from operations, such as operating costs including costs incurred during the wind up, salaries, lease payments, directors’ and officers’ insurance, payroll and local taxes, legal, accounting and consulting fees and offices expenses will continue to be incurred by the Investment Partnership as it winds down. Apache cannot estimate what the aggregate of these expenses will be, but they will reduce the amount of funds available for distribution to the Investing Partners.

The Investment Partnership may be subject to litigation, which is expensive and could divert attention from the dissolution process.

The Investment Partnership may be subject to litigation in connection with the withdrawal or the liquidation. Securities litigation could result in substantial costs and divert management’s attention from attending to the liquidation and wind up, which could harm the business and increase expenses, which could decrease the amount available for distribution to the Investing Partners.

The Managing Partner may abandon implementation of the Plan of Dissolution even if the Investing Partners did not elect to continue the business.

As permitted by Delaware law, the Managing Partner has the right to abandon the Plan of Dissolution even after the Investing Partners have elected not to continue the business. While Apache does not currently intend to do so, it will do so if it determines, based on intervening circumstances, that it is not in the best interest of the Investing Partners to continue with the complete liquidation and dissolution. If Apache decides to abandon the complete liquidation and dissolution, it will also terminate the Plan of Dissolution.

Following completion of the notice period, the Investment Partnership may no longer be required to file reports with the SEC.

Apache intends to file a notice terminating the Investment Partnership’s reporting obligations under the Exchange Act following completion of the required notice and election period. Once effective, the Investment Partnership may no longer be required to file any annual, quarterly or other current reports with the SEC. If it is no longer required to file reports with the SEC, Investing Partners will have very little public information available about the Investment Partnership and its operations.

Investing Partners may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from the Investment Partnership.

As a result of the Investment Partnership’s complete liquidation and dissolution, for U.S. federal income tax purposes, the Investing Partners generally will recognize a gain or loss, on a per Unit basis, equal to the difference between (i) the sum of the amount of cash, if any, distributed to them with respect to each Unit and (ii) their adjusted tax basis in each Unit. A liquidating distribution pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. Any loss generally will be recognized by an Investing Partner only in the tax year in which the Investing Partner receives the final liquidating distribution, and then only if the aggregate value of all liquidating distributions with respect to a Unit is less than the holder’s adjusted tax basis for that Unit. Investing Partners are urged to consult with their own tax advisors as to the specific tax consequences to them of the complete liquidation and dissolution and winding up pursuant to the Plan of Dissolution.

The tax treatment of any asset sales or liquidating distributions may vary for the Investing Partners, and the discussions in this Notice regarding such tax treatment are general in nature.

You should consult your own tax advisor regarding the U.S. federal income tax consequences of the Plan of Dissolution as well for state, local, and foreign tax consequences, instead of relying on the discussions of tax treatment in this Notice for tax advice.

Apache has not requested a ruling from the IRS, and will not seek an opinion of counsel, with respect to the anticipated tax consequences of any asset sale or any liquidating distributions. If any of the anticipated tax consequences described in this Notice proves to be incorrect, the result could be increased taxation, thus reducing the benefit to the Investing Partners and the Investing Partnership from the liquidation and distributions. Tax considerations applicable to particular Investing Partners may vary with and be contingent upon the individual circumstances.

Where You Can Find More Information; Incorporation By Reference

The Investment Partnership files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including the Investment Partnership, who file electronically with the SEC. The Investment Partnership does not maintain its own website. However, copies of the Investment Partnership’s periodic filings with the SEC can be found on the Managing Partner’s website at www.apachecorp.com/Offshore_Investment_Partnership. The Investment Partnership will also provide paper copies of these filings, free of charge, to anyone so requesting. Any requests to the Investment Partnership for copies of documents filed with the SEC should be made by mail to Apache Offshore Investment Partnership, 2000 Post Oak Blvd., Houston, Texas 77056, Attention: Investor Relations, or by telephone at 1-281-302-2286. The information contained on those websites is specifically not incorporated by reference into this Notice.

In addition, certain information is being incorporated by reference into this Notice, which means that important information can be disclosed to the Investing Partners by referring to other documents that are filed separately with the SEC. Investing Partners should consider the incorporated information as if it were reproduced in this Notice, except for any information directly superseded by information contained in this Notice.

This Notice incorporates by reference the documents listed below that have been previously filed with the SEC (other than information furnished pursuant to Item 2.02 and Item 7.01 of a Current Report on Form 8-K). These documents contain important information about the Investment Partnership, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019.

In addition, incorporated by reference is any future filing the Investment Partnership makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this Notice. Such documents are considered to be a part of this Notice, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

Appendix A

Apache Offshore Investment Partnership

Plan of Dissolution and Liquidation

This Plan of Dissolution and Liquidation (the “Plan”) of Apache Offshore Investment Partnership, a Delaware general partnership (the “Partnership”), is intended to accomplish the complete dissolution and liquidation of the Partnership in accordance with Sections 15-801 to 15-807 of the Delaware Revised Uniform Partnership Act (“RUPA”).

1.

Approval of Plan. Apache Corporation, a Delaware corporation, is the managing partner of the Partnership (the “Managing Partner”). The Managing Partner has adopted this Plan in accordance with the Partnership’s current Partnership Agreement. This Plan will become immediately effective as of July [●], 2019, the date of adoption of this agreement (the “Effective Date”), which follows the Managing Partner having given 90 days’ notice of its withdrawal and the Investing Partners (as defined in the Partnership Agreement) having failed to elect to continue the business of the Partnership and select a substituted managing partner within 30 days thereafter. Such failure by the Investing Partners to continue the Partnership serves as approval of dissolution of the Partnership and approval of adoption of this Plan.

2.

Liquidation Manager. On and after the Effective Date and in accordance with the Partnership Agreement and RUPA 803(a), the Managing Partner shall serve as the liquidation manager, unless other persons are designated by a decree of court. The Managing Partner shall wind up the affairs of the Partnership, liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation.

3.

Cessation of Business Activities. After the Effective Date, the Partnership shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan.

4.

Complete Liquidation. From and after the Effective Date, the Partnership shall be liquidated and dissolved. The Managing Partner shall cause the Partnership to sell, convey, transfer and deliver or otherwise dispose of any and all of the assets of the Partnership in one or more transactions, without further approval of the Investing Partners.

5.

Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Partnership, the Partnership may, at the discretion of the Managing Partner, continue to utilize such employees, consultants and advisors of the Managing Partner as it deems necessary or desirable to supervise or facilitate the dissolution and winding up of the Partnership.

6.

Expenses of Dissolution. The Partnership shall provide, from the assets of the Partnership, funds for payment of the reasonable expenses of the dissolution, including filing fees and other costs required in connection with implementation of this Plan, any brokerage, agency and other fees and expenses of persons rendering services to the Partnership in connection with the collection, sale, exchange or other disposition of the

Partnership’s assets, continuation of employees and/or consultants engaged in the dissolution process, accountants’ and attorneys’ fees and expenses, and other reasonable fees and expenses incurred in connection with the dissolution.

7.

Dissolution Process. The Managing Partner has given 90 days’ written notice of its withdrawal from the Partnership by mail to all Investing Partners of the Partnership whose addresses appear on the records of the Partnership. The Investing Partners have been given 30 days to hold a meeting in which to elect to continue the business of the Partnership and select a substituted Managing Partner. Because the Investing Partners failed to elect to continue the Partnership and select a substituted Managing Partner, the Partnership is considered dissolved. The Partnership will file a statement of dissolution with the Delaware Secretary of State pursuant to RUPA 15-805(a) and will issue a press release disclosing the withdrawal of the Managing Partner and the commencement of the liquidation and winding up of the Partnership. The Partnership will then complete the following actions:

a.

The Partnership shall discharge or make reasonable provision for the Partnership’s liabilities, including by transferring such liabilities (and any associated insurance benefits) to a third party in exchange for indemnification against such liabilities or other valuable consideration.

b.	The Partnership shall prosecute and defend suits of any nature or kind.

c.	The Managing Partner shall, in its sole discretion, determine how to initiate a sale of all of the Partnership’s assets.

d.

The Managing Partner shall liquidate the assets of the Partnership, pay or make provision for the Partnership’s liabilities, and distribute the proceeds of such liquidation in accordance with the distribution provisions of the Partnership Agreement in the following order of priority:

i.	Payment to creditors of the Partnership, other than Partners, in order of priority provided by law;

ii.	Pro rata to Partners in repayment of any loans made by them to the Partnership; and

iii.	Pro rata payment to Partners in the amount of their respective capital accounts.

Such liquidating distribution may occur all at once or in a series of distributions and shall be in cash, in such amounts, and at such time or times, as the Managing Partner, in its absolute discretion, may determine.

e.

The Managing Partner shall file a Form 15 with the Securities and Exchange Commission to terminate registration of the partnership units and to terminate the Partnership’s reporting obligations under the Securities and Exchange Act of 1934, as amended.

f.

The Partnership shall cease making periodic reports on Form 10-Q, annual reports on Form 10-K, and cease preparing audited financial statements of the Partnership; provided, however, that the Partnership will continue to file current reports on Form 8-K.

8.

Cancellation of Partnership Units. From and after the Effective Date, each of the units of partnership interest held by the Investing Partners shall automatically be cancelled and each holder of units shall cease to have any rights in respect thereof, except that each Investing Partner shall have the right to receive liquidating distributions pursuant to and in accordance with this Plan and the Partnership Agreement.

9.

Duration of the Partnership Following Adoption of the Plan. After the Effective Date, the Partnership shall continue only for the purpose of winding up its affairs in an orderly manner as provided by this Plan and RUPA.

10.

Absence of Appraisal Rights. Under Delaware law, the Partnership’s Investing Partners are not entitled to appraisal rights for their partnership units in connection with the transactions contemplated by this Plan.

11.

Abandoned Property. If any liquidating distribution to an Investing Partner cannot be made, whether because the Investing Partner cannot be located or for any other reason, the distribution to which such Investing Partner is entitled shall be transferred, at such time as the final liquidating distribution is made by the Partnership, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Investing Partner as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Partnership.

12.

Confirmation of Consent to Sell Assets. Adoption of this Plan by the Managing Partner following the Investing Partners’ failure elect to continue the business of the Partnership and select a substituted Managing Partner shall constitute approval by the Investing Partners of the sale, exchange or other disposition in liquidation of all of the property and assets of the Partnership, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute approval of all contracts for sale, exchange, or other disposition which are conditioned on adoption of this Plan. Adoption of this Plan shall also constitute approval of all other arrangements and agreements that may be made to accomplish the purposes of this Plan as reasonably determined by the Managing Partner.

13.

Indemnification. The Partnership shall continue to indemnify the Managing Partner in accordance with its Partnership Agreement and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Partnership. The Managing Partner is authorized to obtain and maintain such reserves and insurance as may be necessary to cover the Partnership’s indemnification obligations.

14.

Modification or Abandonment of the Plan. The Managing Partner may modify, amend, or terminate this Plan and the transactions contemplated hereby for any reason and without further action by the Investing Partners to the extent permitted by RUPA.

15.

Authorization. The Managing Partner is hereby authorized, without further action by the Investing Partners, to do and perform any and all acts, and to make, execute, deliver, or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate, or desirable, in the absolute discretion of the Managing Partner, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, (i) all filings or acts required by any state or federal laws or regulations to wind up its affairs; (ii) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Partnership, whether real or personal, tangible or intangible; (iii) the making of any financing or other arrangements or agreements that may be made to accomplish the purposes of this Plan as determined by the Managing Partner; (iv) the appointment of other persons as reasonably necessary to carry out any aspect of this Plan; (v) the temporary investment of funds in such medium as the Managing Partner may deem appropriate; and (vi) the modification of this Plan as may be necessary to implement this Plan.

Apache Offshore Petroleum Limited Partnership

Plan of Dissolution and Liquidation

This Plan of Dissolution and Liquidation (the “Plan”) of Apache Offshore Petroleum Limited Partnership, a Delaware limited partnership (the “Partnership”), is intended to accomplish the complete dissolution and liquidation of the Partnership in accordance with Sections 17-801 to 17-806 of the Delaware Revised Uniform Limited Partnership Act (“RULPA”).

1.

Approval of Plan. Apache Corporation, a Delaware corporation, is the general partner of the Partnership (the “General Partner”) and Apache Offshore Investment Partnership, a Delaware general partnership (the “Investment Partnership”), is the sole limited partner the “Limited Partner”). The General Partner has adopted this Plan in accordance with the Partnership’s current Limited Partnership Agreement (the “Partnership Agreement”). This Plan will become immediately effective as of July [•], 2019, the date of adoption of this agreement (the “Effective Date”), which follows the General Partner having given 90 days’ notice of its withdrawal and the Limited Partner (acting through the Investors pursuant to Section 6.3 of the Partnership Agreement, which Investors are defined as the “Investing Partners” in the Investment Partnership Agreement) having failed to elect to continue the business of the Partnership and select a substituted General Partner within 30 days thereafter. Such failure by the Limited Partner (acting through the Investors) to continue the Partnership serves as approval of dissolution of the Partnership and approval of adoption of this Plan.

2.

Liquidation Manager. On and after the Effective Date and in accordance with the Partnership Agreement and RULPA 803(a), the General Partner shall serve as the liquidation manager, unless other persons are designated by a decree of court. The General Partner shall wind up the affairs of the Partnership, liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation.

3.

Cessation of Business Activities. After the Effective Date, the Partnership shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan.

4.

Complete Liquidation. From and after the Effective Date, the Partnership shall be liquidated and dissolved. The General Partner shall cause the Partnership to sell, convey, transfer and deliver or otherwise dispose of any and all of the assets of the Partnership in one or more transactions, without further approval of the Limited Partner.

5.

Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Partnership, the Partnership may, at the discretion of the General Partner, continue to utilize such employees, consultants and advisors of the General Partner as it deems necessary or desirable to supervise or facilitate the dissolution and winding up of the Partnership.

6.	Expenses of Dissolution. The Partnership shall provide, from the assets of the Partnership, funds for payment of the reasonable expenses of the dissolution, including filing fees and other costs required in connection with implementation of this Plan, any brokerage, agency and other fees and expenses of persons rendering services to the Partnership in connection with the collection, sale, exchange or other disposition of the Partnership’s assets, continuation of employees and/or consultants engaged in the dissolution process, accountants’ and attorneys’ fees and expenses, and other reasonable fees and expenses incurred in connection with the dissolution.

7.

Dissolution Process. The General Partner has given 90 days’ written notice of its withdrawal from the Partnership by mail to the Limited Partner and all Investors (the Investing Partners of the Investment Partnership whose addresses appear on the records of the Investment Partnership). The Investing Partners have been given 30 days to hold a meeting in which to elect to continue the business of the Partnership and select a substituted General Partner. Because the Investing Partners failed to elect to continue the Partnership and select a substituted General Partner, the Partnership is considered dissolved. The Partnership will file a certificate of amendment to the certificate of the Partnership with the Delaware Secretary of State pursuant to RULPA 202(c)(2) and will issue a press release disclosing the withdrawal of the General Partner and the commencement of the liquidation and winding up of the Partnership. The Partnership will then complete the following actions:

a.

The Partnership shall discharge or make reasonable provision for the Partnership’s liabilities, including by transferring such liabilities (and any associated insurance benefits) to a third party in exchange for indemnification against such liabilities or other valuable consideration.

b.	The Partnership shall prosecute and defend suits of any nature or kind.

c.	The General Partner shall, in its sole discretion, determine how to initiate a sale of all of the Partnership’s assets.

d.	The Partnership shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims, known to the Partnership.

e.

The Partnership shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Partnership which is the subject of a pending action, suit or proceeding to which the Partnership is a party.

f.

The Partnership shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Partnership or that have not arisen but that, based on facts known to the Partnership, are likely to arise or to become known to the Partnership within 10 years after the date of dissolution.

g.	The General Partner shall liquidate the assets of the Partnership, pay or make provision for the Partnership’s liabilities, and distribute the proceeds of such liquidation in accordance with the distribution provisions of the Partnership Agreement in the following order of priority:

i.	Payment to creditors of the Partnership, other than the General Partner or Limited Partner, in order of priority provided by law;

ii.	Pro rata to the General Partner and Limited Partner in repayment of any loans made by them to the Partnership; and

iii.	Pro rata payment to the General Partner and Limited Partner in the amount of their respective capital accounts.

Such liquidating distribution may occur all at once or in a series of distributions and shall be in cash, in such amounts, and at such time or times, as the General Partner, in its absolute discretion, may determine.

8.

Confirmation of Consent to Sell Assets. Adoption of this Plan by the General Partner following the Investing Partners’ failure elect to continue the business of the Partnership and select a substituted General Partner shall constitute approval by the Investing Partners of the sale, exchange or other disposition in liquidation of all of the property and assets of the Partnership, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute approval of all contracts for sale, exchange, or other disposition which are conditioned on adoption of this Plan. Adoption of this Plan shall also constitute approval of all other arrangements and agreements that may be made to accomplish the purposes of this Plan as reasonably determined by the General Partner.

9.

Indemnification. The Partnership shall continue to indemnify the General Partner in accordance with its Partnership Agreement and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Partnership. The General Partner is authorized to obtain and maintain such reserves and insurance as may be necessary to cover the Partnership’s indemnification obligations.

10.

Modification or Abandonment of the Plan. The General Partner may modify, amend, or terminate this Plan and the transactions contemplated hereby for any reason and without further action by the Investing Partners to the extent permitted by RULPA.

11.

Authorization. The General Partner is hereby authorized, without further action by the Investing Partners, to do and perform any and all acts, and to make, execute, deliver, or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate, or desirable, in the absolute discretion of the General Partner, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, (i) all filings or acts required by any state or federal laws or regulations to wind up its affairs; (ii) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Partnership, whether real or personal, tangible or intangible; (iii) the making of any financing or other arrangements or agreements that may be made to accomplish the purposes of this Plan as determined by the General Partner; (iv) the appointment of other persons as reasonably necessary to carry out any aspect of this Plan; (v) the temporary investment of funds in such medium as the General Partner may deem appropriate; and (vi) the modification of this Plan as may be necessary to implement this Plan.